Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 29, 2008, CECO Environmental Corp. (the “Company” or “CECO”) acquired the assets of Fisher-Klosterman, Inc. (“FKI”), pursuant to the terms of an Asset Purchase Agreement (“APA”) among CECO, FKI, and FKI Acquisition Corp. (“Acquisition”), pursuant to which Acquisition acquired substantially all of FKI’s assets and properties used or held for use in connection with the Business (as such term is defined in the APA) and assumed certain liabilities of FKI (the “Asset Purchase”), including the design, manufacture, and servicing equipment for product recovery, dust collection, and air pollution control and any goodwill associated therewith.

The consideration paid by the Company to FKI in the transaction is approximately $22.9 million, consisting of $15.1 million in cash, 98,580 shares of the Company’s common stock worth approximately $0.9 million, liabilities assumed of $6.6 million and transaction costs of approximately $0.3 million. The purchase price is subject to adjustment based on final determined values of certain assets and liabilities as of the closing date.

The consideration for the Asset Purchase also includes a three year earn out payment, which is payable in unregistered shares of the Company’s common stock. The earn out payment is not to exceed 345,168 shares worth approximately $3.5 million (based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the sixty trading days immediately preceding and up to the signing of the APA). The number of shares earned is based on the attainment of specified gross profit amounts for a three year period commencing on the closing date.

The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition (dollars in thousands):

Current assets	$6,934
Property and equipment	1,800
Intangible assets – finite life	1,570
Intangible assets – indefinite life	800
Goodwill	11,810

Total assets acquired	22,914
Current liabilities assumed	(6,612)

Net assets acquired	$16,302

The unaudited pro forma combined statement of income for the year ended December 31, 2007 has been prepared as if the acquisition had occurred on January 1, 2007. The unaudited pro forma combined balance sheet as of December 31, 2007 has been prepared as if the acquisition had occurred on that date.

The unaudited pro forma combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the Company. No effect has been given in the unaudited pro forma combined statement of income for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. The unaudited pro forma combined financial statements should be read in conjunction with the respective historical financial statements and notes thereto for the Company that are filed on Form 10-K with the Securities and Exchange Commission and the audited historical financial statements of FKI, which are included as Exhibit 99.1 in this Form 8-K/A.

The following unaudited pro forma combined financial information was prepared using the purchase method of accounting as required by FASB Statement of Financial Accounting Standards No. 141, “Business Combinations”. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The purchase price and fair value estimates for the purchase price allocation may be refined as additional information becomes available.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2007

	Historical		Pro Forma
	CECO	FKI	Adjustments		Combined
	(Dollars in thousands)
ASSETS
Cash and cash equivalents	$656	$3,250	$(3,234	)(A)	$672
Accounts receivable, net	47,736	5,325	—		53,061
Costs and estimated earnings in excess of billings on uncompleted contracts	11,541	1,285	—		12,826
Inventories	4,694	577	—		5,271
Prepaid expenses and other current assets	2,907	323	(248	) (A)	2,982

Total current assets	67,534	10,760	(3,482)		74,812

Property and equipment, net	9,284	1,810	—		11,094
Goodwill, net	14,761	877	11,300	(A),(D)	26,938
Intangible assets - finite life, net	1,480	111	1,459	(A),(C)	3,050
Intangible assets - indefinite life	2,095	—	800	(C)	2,895
Deferred charges and other assets	1,381	39	(39	) (A)	1,381

	$96,535	$13,597	$10,038		$120,170

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of debt	$278	$3,878	$(2,882	) (A),(F)	$1,274
Due to related party	—	448	(448	) (A)	—
Accounts payable and accrued expenses	38,012	6,059	(1,019	) (A),(E)	43,052
Billings in excess of costs and estimated earnings on uncompleted contracts	8,024	2,192	—		10,216

Total current liabilities	46,314	12,577	(4,349)		54,542
Other liabilities	2,178	—	—		2,178
Debt, less current portion	4,429	48	14,494	(A),(F)	18,971
Subordinated note payable to stockholder	—	465	(465	) (A)	—
Deferred income tax liability	2,688	—	—		2,688

Total liabilities	55,609	13,090	9,680		78,379

Commitments and contingencies

Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	149	32	(23	) (A),(G)	158
Capital in excess of par value	40,796	—	856	(G)	41,652
Retained earnings	1,674	475	(475	) (A)	1,674
Accumulated other comprehensive loss	(1,337)	—	—		(1,337)

	41,282	507	358		42,147
Less treasury stock, at cost	(356)	—	—		(356)

Total shareholders’ equity	40,926	507	358		41,791

	$96,535	$13,597	$10,038		$120,170

See notes to unaudited pro forma combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

Year ended December 31, 2007

	Historical		Pro Forma
	CECO	FKI	Adjustments		Combined
	(Dollars in thousands, except per share data)
Net sales	$235,953	$35,323	$—		$271,276

Costs and expenses:
Cost of sales, exclusive of items shown separately below	195,548	26,774	—		222,322
Selling and administrative	26,148	6,883	(988	) (B)	32,043
Depreciation and amortization	1,623	192	1,057	(C)	2,872

	223,319	33,849	69		257,237

Income from operations	12,634	1,474	(69)		14,039

Other (expense) income	10	(273)	257	(B)	(6)
Interest expense	(1,978)	(143)	(947	) (B),(F)	(3,068)

	(1,968)	(416)	(690)		(3,074)

Income before income taxes	10,666	1,058	(759)		10,965
Income tax expense	4,361	37	85	(H)	4,483

Income from continuing operations	6,305	1,021	(844)		6,482
Loss from discontinued operations	—	(124)	124	(B)	—

Net income	$6,305	$897	$(720)		$6,482

Per share data:
Basic net income	$0.47				$0.48

Diluted net income	$0.45				$0.46

Weighted average number of common shares outstanding:
Basic	13,456,580		105,084	(G)	13,561,664

Diluted	14,042,324		105,084	(G)	14,147,408

See notes to unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

(Dollars in thousands)

(A)	Represents the elimination of FKI’s equity accounts, as well as assets and liabilities which were excluded from the acquisition.

Assets
Cash and cash equivalents	$(3,234)
Prepaid expenses and other current assets	(248)
Goodwill	(877)
Intangible assets – finite life	(111)
Deferred charges and other assets	(39)

Liabilities and Shareholders’ Equity
Current portion of debt	(3,878)
Due to related party	(448)
Accounts payable and accrued expenses	(1,302)
Debt, less current portion	(48)
Subordinated note payable to stockholder	(465)
Common stock	(32)
Retained earnings	(475)

(B)	Represents the elimination of income statement items related to assets and liabilities not acquired or assumed.

Non-recurring compensation adjustments	$(988)
Other (expense) income – divestiture expenses	(257)
Interest expense	(143)
Loss from discontinued operations	(124)

(C)	Represents the preliminary purchase price allocation to intangible assets and the related amortization expense for intangible assets with finite lives.

	Value	One year amortization
Intangible assets – finite life	$900	$900
Customer contracts – backlog	500	100
Customer list	170	57
Non-compete agreements

Intangible assets – indefinite life
Tradename	800	—

(D)	Represents an increase of $12,177 in residual goodwill from the allocation of the purchase price to acquired assets and assumed liabilities as if the acquisition had occurred at December 31, 2007.

(E)	Represents an increase of $283 for transactions costs incurred by third parties associated with the acquisition.

(F)	Represents the amount of debt (term debt of $5.0 million and revolving debt of $10.5 million) that would have been incurred to finance the acquisition, as if the acquisition had occurred at December 31, 2007. Also represents additional interest expense which would have been associated with the increase in debt bearing an interest rate of LIBOR plus 2.25% for the term debt and LIBOR plus 2.00% for the revolving debt.

Pro Forma Combined Balance Sheet
Current portion of debt	$996
Debt, less current portion	14,542

Pro Forma Combined Statement of Income
Interest expense	$(1,090)

(G)	Represents common stock issued as consideration for the purchase of FKI, as if the acquisition had occurred on December 31, 2007 and represents incremental basic and diluted weighted average shares as if the acquisition had occurred on January 1, 2007. Pursuant to the Asset Purchase Agreement, the number of common stock issued was the equivalent value of $1 million based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the sixty trading days immediately preceding and up to the signing of the Asset Purchase Agreement.

Pro Forma Combined Balance Sheet
Common stock	$9
Capital in excess of par value	856

Pro Forma Combined Statement of Income
Weighted average number of common shares outstanding:
Basic	105,084
Diluted	105,084

(H)	Represents the adjustment to income tax expense as if the acquisition had occurred at January 1, 2007, using the Company’s effective tax rate of 40.9% for the year ended December 31, 2007.